As of July 16, 2004


Midas Family of Funds
11 Hanover Square
New York, NY  10005

Attention:  Thomas B. Winmill, President

     RE: First Amendment to Committed Secured Leveraging Facility


Ladies and Gentlemen:

     Pursuant to an amended and restated loan agreement dated July 18, 2003 (the "Loan Agreement"), State Street Bank and Trust Company (the "Bank") has made available a $9,000,000 committed secured leveraging line of credit (the "Committed Line") to the Midas Fund, Inc., Midas Special Equities Fund, Inc., and Global Income Fund, Inc. (each, a "Remaining Borrower"), each a Maryland corporation; and the Tuxis Corporation (the "Terminating Borrower"), a Maryland corporation, as indicated on the Appendix I attached to the Loan Agreement. Obligations of the Remaining Borrowers and the Terminating Borrower with respect to loans made pursuant to the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $9,000,000 dated as of July 18, 2003 (the "Existing Note"), and secured by all Collateral as described in one or more mutual fund security agreements executed by the Remaining Borrowers and the Terminating Borrowers to the Bank dated July 18, 2003 (each, a "Security Agreement"). Capitalized terms not hereinafter defined shall have the same meanings as described in the Loan Agreement.

     The Remaining Borrowers have requested, and the Bank has agreed, to increase and extend the Committed Line for an additional 364-day period from the date hereof, and make other such changes to the Loan Agreement as set forth below. Further, the Bank has agreed to the addition of the Foxby Corporation (the "New Borrower"), a Maryland corporation, as an eligible borrower to the Committed Line. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Remaining Borrowers, the New Borrower, and the Bank hereby agree as follows:

I.   Joinder of New Borrower

     Effective as of the date hereof, the New Borrower is, and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement, and shall be a party thereto, all as if the New Borrower had been a party to the original execution and delivery thereof; and all references in the Loan Agreement to a "Borrower" (or any other relevant term used to describe a Borrower thereunder) shall hereafter be deemed to be references to the New Borrower. The preamble to the Loan Agreement and any other applicable provisions therein shall hereafter be deemed to be modified to reflect the provisions of this paragraph. The Appendix I attached hereto shall be conclusive evidence of such New Borrower added to the Loan Agreement pursuant to this paragraph.

II.  Amendments to Loan Agreement

     1. The preamble to the Loan Agreement and each other applicable provision of the Loan Agreement is hereby amended by deleting the following wherever it may appear: "$9,000,000" and substituting the following therefor: "$10,000,000".

     2. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: The Committed Line shall expire on July 15, 2005 (the "Expiration Date"), unless extended in the discretion of the Bank or terminated by the Borrowers as provided herein."

     3. The Terminating Borrower shall hereby be terminated from the Committed Line. Accordingly, the Appendix I to the Loan Agreement is hereby deleted in its entirety and the Appendix I attached hereto is substituted therefor.

III. Conditions Precedent to Closing

     As an inducement for the Bank to enter into this letter agreement, the Remaining Borrowers and the New Borrower agree to execute and deliver the following as applicable on or before the effective date of this letter agreement:

     (a) an amended and restated promissory note (the "New Note") which shall supersede and replace the Existing Note;

     (b)  a Mutual Fund Security Agreement (a "New Security Agreement");

     (c) with respect to the New Borrower, a Certificate as to Organization, Standing, and Proceedings with attached (i) copy of the New Borrower's Articles of Incorporation from the Department of Assessments and Taxation of the State of Maryland, (ii) copy of the New Borrower's by-laws; and (iii) resolutions of the Board of Directors authorizing the Committed Line;

     (d) with respect to the Remaining Borrowers, a Certificate as to Organization, Standing, and Proceedings with attached (i) copy of any amendments to the Remaining Borrower's Articles of Incorporation since July 18, 2003, (ii) copy of any amendments to the Remaining Borrower's by-laws since July 18, 2003; and (iii) resolutions of the Board of Directors authorizing the increase in the Committed Line;

     (e)  Certificate of legal existence and good standing of the New Borrower;

     (f) Federal Reserve Regulation U-1 form executed by the Remaining Borrowers and the New Borrower; and

     (g) a legal opinion of counsel as to the Remaining Borrowers and the New Borrower satisfactory to the Bank.

IV. Miscellaneous

     1. Other than as amended hereby, all terms and conditions of the Loan Agreement are ratified and affirmed as of the date hereof in order to give effect to the terms thereof.

     2. Each of the Remaining Borrowers and the New Borrower represents and warrants to the Bank as follows: (a) no Default has occurred and is continuing on the date hereof under the Loan Agreement; (b) each of the representations and warranties contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of each of this letter agreement, the Loan Agreement as amended hereby, the New Note, and the New Security Agreements (collectively, the "Amended Documents") (i) are, and will be, within such Remaining Borrower's or New Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the by-laws, certificate or articles of incorporation or organization or other organizational documents of such Remaining Borrower or New Borrower or any law, rule or regulation applicable to such Remaining Borrower or New Borrower, (v) do not constitute a default under any other agreement, order or undertaking binding on such Remaining Borrower or New Borrower, and (vi) to the best of such Remaining Borrower's or New Borrower's knowledge do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Documents constitutes the legal, valid, binding and enforceable obligation of such Remaining Borrower and New Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     3. This letter agreement shall be deemed to be an instrument under seal to be governed by the laws of The Commonwealth of Massachusetts.

     4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.



     If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this letter agreement below where indicated and return the same to the undersigned.

                                                     Very truly yours,

                                                     STATE STREET BANK AND TRUST
                                                     COMPANY

                                                     By: /s/ James H. Reichert
                                                         James H. Reichert,
                                                         Asst. Vice President

Acknowledged and Accepted:


Acknowledged and Accepted:

MIDAS FUND, INC.

By: /s/ Thomas B. Winmill

Title: President

MIDAS SPECIAL EQUITIES FUND, INC.

By: /s/ Thomas B. Winmill

Title: President

GLOBAL INCOME FUND, INC.

By: /s/ Thomas B. Winmill

Title: President

FOXBY CORPORATION

By: /s/ Thomas B. Winmill

Title: President

                                   APPENDIX I





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Borrower                                Investment Adviser
--------------------------------------- ----------------------------------------
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Midas Fund, Inc.                        Midas Management Corporation
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Midas Special Equities Fund, Inc.       Midas Management Corporation
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Global Income Fund, Inc.                CEF Advisers, Inc.
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Foxby Corporation                       CEF Advisers, Inc.
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